PORTIONS OF THIS EXHIBIT MARKED BY [**] HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

LETTER AGREEMENT NO. 4 (“Letter Agreement”)
TO GTA No. 1-2299982290

March 31, 2020

Willis Lease Finance Corporation
4700 Lyons Technology Parkway
Coconut Creek, FL 33073

WHEREAS, General Electric Company, acting through its GE Aviation business unit (hereinafter individually referred to as “GE” or “Seller”), and Willis Lease Finance Corporation, a corporation organized under the laws of Delaware, U.S.A. (hereinafter individually referred to as “WLFC” and together with any of its affiliates to which title may be caused to be transferred, “Buyer”) (GE and WLFC being hereinafter collectively referred to as the “Parties”) have entered into General Terms Agreement 1-2299982290 dated May 26, 2010, and Amendment No. 2 dated December 22, 2017 (as heretofore supplemented and amended, the “GTA”); and

WHEREAS, the GTA contains the applicable terms and conditions governing the sale by GE and the purchase by Buyer of Spare Engines, related equipment and spare parts therefore in support of Buyer’s GE powered fleet of aircraft.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

1.
Purchase by Buyer. Buyer agrees to purchase and take delivery of three (3) spare [**] (the new “Spare Engines”), direct from GE in accordance with the delivery schedule set forth in Attachment A hereto (the “Spare Engines Delivery Schedule”) on a specific date to be agreed between Buyer and Seller (the “Delivery Date”) in factory new condition, in accordance with the terms and conditions as set forth herein (including the Attachments) and as further described in the Acceptance Certificate, Attachment E for each such Spare Engine. The purchase of the Spare Engines is subject to the terms and conditions of the GTA.

1.A    Transfer of Title, Delivery. Seller shall transfer to Buyer upon delivery, as such term is defined herein below, good and marketable title to the new Spare Engines. Buyer and Seller have agreed the delivery location for such Spare Engines shall be the Seller’s facility at [**] (the “Delivery Location”). Title shall pass to Buyer at the Delivery Location, or at a location otherwise agreed to in writing by the Parties. Delivery shall be Ex-Works at the Delivery Location.
1.B    Security Interests. Upon delivery, the Spare Engines shall be free and clear of all security interests including without limitation any mortgage, chattel mortgage, charge, pledge, lien, conditional sale agreement, title retention agreement, equipment trust

PROPRIETARY INFORMATION NOTICE The information contained in this document is GE Proprietary Information and is disclosed in confidence. It is the property of GE and shall not be used, disclosed to others, or reproduced without the express written consent of GE. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

LETTER AGREEMENT NO. 4

agreement, lease, encumbrance, assignment, right of set-off or any other agreement or arrangement having the effect of conferring security. Upon delivery of each Spare Engine, GE shall provide Buyer with a Bill of Sale in the form attached hereto as Attachment F.
1.C     Purchase Price. Subject to and contingent upon Buyer purchasing and taking delivery of all (3) new Spare Engines, GE agrees to provide Buyer with a new Spare Engine [**] price of [**] noted in Attachment B. This [**] price will be made available to Buyer for each Spare Engine purchased by Buyer, with delivery schedules as noted in Attachment A. For avoidance of doubt, the [**] Spare Engine price includes the [**] or [**] listed in Attachment D. Provided GE transfers good and marketable title (as described in paragraph 1.B, above) to the Spare Engines in their then current [**] state (as further described in the applicable bill of sale) to Buyer prior to or concurrent with Buyer’s payment, the full purchase price for the Spare Engines pursuant to this Letter Agreement shall be paid on or before March 31, 2020, less [**] that will be retained by Buyer for security under the leases with GE (defined as the “Advance Fee” under such leases between Buyer and GE). The Advance Fee shall be applied as [**] each for ESNs [**] and [**], and [**] for ESN [**]. Buyer shall return the Advance Fee to GE upon the end of the lease of each of the Spare Engines. All payments shall be made in the currency of the United States of America by wire transfer of immediately available funds to the account listed on GE’s invoice. If Buyer requests, GE shall provide commercially reasonable efforts to assist Buyer in purchasing neutral QEC kits from third-party vendors.
1.D    Lease of New Spare Engines. Immediately upon title transfer of the new Spare Engines to Buyer, GE shall lease each of the new Spare Engines from Buyer in their then current condition for a [**] year period at a lease rate of [**] per Spare Engine, per month pursuant to a mutually agreed to lease general terms agreement and lease. To the extent not completed prior to delivery, GE acknowledges and agrees that following the commencement of the leases for the Spare Engines, it shall be responsible for completing the [**], which shall be completed by no later than [**] (“Remedy Date”), except in the unlikely event an applicable Spare Engine [**], the Remedy Date shall be delayed to no later than [**]. GE shall confirm to the Buyer in writing on or before [**], that the [**] (as defined in paragraph 1F below) for each of the Spare Engines has been completed and all applicable airworthiness documents have been issued accordingly.
1.E    Existing Lease Engines. In addition to the lease of the new Spare Engines, GE shall extend each of the leases of the [**] engines currently on lease from Buyer (specifically, ESNs [**]) for an additional [**] year period beyond the existing lease term for each respective lease at the [**] pursuant to a mutually agreed revision of the lease general terms agreement and lease.
1.F    [**]

2.
Repurchase Option. In order to assure that an adequate supply of GE Spare Engines are available to support the worldwide operating fleet of GE powered aircraft, GE reserves the option, for a limited period of time following the sale of Spare Engines to Buyer, to repurchase

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LETTER AGREEMENT NO. 4

Spare Engines which Buyer proposes to utilize for other than its own operating purposes, other than (i) a sale to an affiliate or an owner trustee for the benefit of an affiliate or (ii) an offer to sell such Engine to a bona fide third party leasing company, investment fund, bank or other purchaser while such Engine is subject to a bona fide lease to an airline operator, and Buyer remains as servicer until the re-purchase option is satisfied. Accordingly, if prior to the accumulation of [**] Flight Hours on any Spare Engine sold hereunder, Buyer elects to a) offer such Spare Engine including neutral QEC for resale or b) undertake action to cause components or parts of such Spare Engine to be made available for sale, Buyer shall give GE prompt advanced written notice of such determination (“Buyer’s Notice”). Promptly upon receipt of such notice, GE shall have the option to repurchase the Spare Engine from Buyer (the “GE Repurchase Option”) at the lower of (i) the net price (the GE quoted spare engine price less any allowances or other credits available to, and exercised by, Buyer) at which such Spare Engine was sold by GE to Buyer, plus the actual cost of any QEC, [**], [**] or additional equipment purchased by Buyer and installed on the Spare Engine, less an amount to cover any use and operation of the Spare Engine which, as agreed by the Parties, shall be equal to then current restoration charges per operating hours and cycles applicable to the equivalent GE lease pool engine; or (ii) any lower amount contained in any current, bona fide offer made to Buyer by a third party for such Spare Engine including the actual cost of any QEC, [**], [**] or additional equipment purchased by Buyer and installed on the Spare Engine. If requested by GE, an independent expert, jointly designated by GE and Buyer, shall verify such offer while maintaining in confidence the identity of such third party. GE shall give Buyer notice of its decision to decline or exercise such GE Repurchase Option within [**] business days of its receipt of Buyer’s Notice. Fulfillment by GE of GE Repurchase Option shall be conditional upon technical inspection, review and acceptance of the Spare Engine and its records by GE and the execution of a mutually acceptable purchase agreement. If GE Repurchase Option “i” is exercised by GE, upon completion of the repurchase, GE shall restore to Buyer’s account any allowances or credits applied to reduce the GE quoted spare engine price.

3. [**] Engine Stands and Bags.
GE agrees to provide, [**] new OEM approved transportation [**] stands (the “[**]”) and [**] new full engine bags for the new Spare Engines. GE will provide loaned shipping stands until [**] are available, and GE will provide PDF copies and original copies of [**] bills of sale to Buyer when [**] become available, which shall occur no later than [**].
Disclaimers. The Warranty for the new Spare Engines is set forth in the GTA. EXCEPT FOR THE WARRANTIES SET FORTH IN THE GTA SELLER HEREBY DISCLAIMS AND BUYER HEREBY WAIVES ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, DEALING OR USAGE OF TRADE, AND ALL OBLIGATION AND LIABILITY IN TORT, NEGLIGENCE OR STRICT LIABILITY, AS TO AIRWORTHINESS, CONDITION OR DESIGN OF THE SPARE ENGINES OR [**] OR ANY PART THEREOF, AND BUYER HEREBY WAIVES, RELEASES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY, OBLIGATION OR LIABILITY.

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LETTER AGREEMENT NO. 4

4.	Technical Publications and Data.
Upon Buyer’s written request, GE, at no additional cost to Buyer, shall provide Buyer with the electronic technical manuals, including revisions thereof, as applicable for Spare Engine model. Electronic technical manuals will be made available by GE to Buyer through GE Sites. All electronic technical manuals provided by GE shall be in the English language and in accordance with mutually agreed upon provisions of the ATA 2200 Specification or S1000D Specification, at GE’s option.

5.	Technical Training.
A. Scope:
The training furnished under this Agreement shall be as follows:

▪Product – as previously defined in this Agreement ([**] Spare Engines).

▪	Quantity – [**] Student-Days* at no charge shall be provided to Buyer for each [**] Spare Engine delivered.
▪Courses – detailed in training catalog.

* Student-Days = the number of students multiplied by the number of class days
Upon Buyer’s written request, GE will provide a quotation for technical training.
The courses will be detailed in the GE training catalog:

•	Standard Line Maintenance Training
o   General Familiarization
o   PowerPlant Line & Base Maintenance
o   Borescope Inspection
Student shall be an employee of the Buyer, unless written approval received from GE prior to scheduling the training.
The Customer Support Manager, in conjunction with appropriate GE Training representatives, will be available to conduct a review session with Buyer to schedule required training.

B.	Training Location
Unless arranged otherwise with GE concurrence, training shall be provided by GE in English at one or more of the GE designated facilities identified in the training catalog.
If an alternate site is desired, GE will furnish a quotation with following minimum conditions that must be met in order to deliver “equivalent” training at the alternate site.

1.	Buyer will be responsible for providing acceptable classroom space and equipment – including engines, special tools, and hand tools required to conduct the training.

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LETTER AGREEMENT NO. 4

2.
Buyer will pay GE’s travel and living charges for each GE instructor for each calendar day, or fraction thereof, such instructor is away from GE’s designated facility, including travel time and administrative fees.

3.	Buyer will pay for round-trip transportation for GE’s instructors and shipment of training materials between the designated facility and such alternate training site.

C.	Buyer Responsibility
During engine maintenance training at any of the GE designated facilities, Buyer shall be responsible for its personnel’s typical expenses such as:

•	Air and ground transportation expenses

•	Lodging (hotel accommodations)

•	Meals

•	All Medical – physicians, medication, emergencies, etc.

•	Other various and sundry expenses (visits to other businesses, entertainment, etc.).
Buyer will be responsible for shipping costs of training materials in all cases.

6.
Notices. All notices under, or in connection with, this Letter Agreement will be given in writing by means of an overnight courier service or facsimile transmission, with a copy by e-mail, to the respective addresses or facsimile numbers given below or such other address or facsimile number as the recipient may have notified to the sender in writing. Any notice is deemed given when received by the recipient (or if receipt is refused by the recipient, when so refused).

To Buyer	To General Electric Company
Willis Lease Finance Corporation 60 East Sir Francis Drake Boulevard, Suite 209 Larkspur, CA 94939 Attention: Telephone: Email:	GE Aviation One Neumann Way, MD F104 Cincinnati, OH 45215 Attention: Telephone: Email:

7.	Miscellaneous.

a)
Benefit of Agreement. Neither Buyer nor Seller shall assign or transfer all or any of its rights or obligations under this Letter Agreement; provided, however, WLFC may cause any affiliate to take title to any Spare Engine at delivery in accordance with this Letter Agreement and the GTA.

b)	Counterparts. This Letter Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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LETTER AGREEMENT NO. 4

8.
Obligations. The obligations set forth in this Letter Agreement are in addition to the obligations set forth in the GTA. In the event of conflict between the terms of this Letter Agreement and the terms of the GTA, the terms of this Letter Agreement shall take precedence. Terms which are capitalized but not otherwise defined herein shall have the meaning given to them in Article I of the GTA.

9.
Confidentiality of Information. This Letter Agreement contains information specifically for Buyer and GE, and nothing herein contained shall be divulged by Buyer or GE to any third person, firm or corporation, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; except that prior written consent shall not be required (i) for disclosure by GE of this Letter Agreement, to an Engine program participant, joint venture participant, engineering service provider or consultant to GE so as to enable GE to perform its obligations under this Letter Agreement or to provide informational data; (ii) for disclosure by Buyer of this Letter Agreement and related data given by GE to Buyer to Buyer’s subsidiaries and affiliates, including, Willis Engine Structured Trust V, Willis Engine Structured Trust IV, Willis Engine Structured Trust III, Willis Engine Securitization Trust II, Willis Aeronautical Services, Inc., Willis Asset Management Limited, CASC Willis Engine Lease Company Limited and Willis Mitsui & Co Engine Support Limited; (iii) to the extent required by Government agencies, by law, or to enforce this Letter Agreement; and (iv) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this paragraph. In the event (i), (ii) or (iv) occur, suitable restrictive legends limiting further disclosure shall be applied. In the event this Letter Agreement, or other GE information or data is required to be disclosed or filed by government agencies by law, or by court order, Buyer shall notify GE at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with GE in seeking confidential treatment of sensitive terms of this Letter Agreement.

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LETTER AGREEMENT NO. 4

Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

Very truly yours,

WILLIS LEASE FINANCE CORPORATION	GENERAL ELECTRIC COMPANY
/s/ Brian R. Hole	/s/ Michael P. Munz
SIGNATURE	SIGNATURE
Brian R. Hole	Michael P. Munz
PRINTED NAME	PRINTED NAME
President	GM – N. America Sales
TITLE	TITLE
March 31, 2020	March 31, 2020
EXECUTION DATE	EXECUTION DATE

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LETTER AGREEMENT NO. 4

ATTACHMENT A

Spare Engines or [**] Delivery Schedule

[**]

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ATTACHMENT B - PRICE

PRICES FOR NEW [**] SPARE ENGINE Prices Applicable to Deliveries through [**]
Item [**]	Price March 2020 US Dollars [**]

A.    Prices are effective for basic Spare Engine (including associated equipment and maximum climb thrust increase), Option Equipment and Modules delivered to WLFC by GE on or before [**]. The prices are Ex Works, [**], or point of manufacture, subject to adjustment for escalation, and WLFC shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges.

B.    The [**] pricing is for reference only. Actual price will be based on vendor catalog price in effect at the time of delivery.

C.    [**]definition subject to change by GE based on modifications in configuration, assembly processes, and/or shipping requirements.

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ATTACHMENT C
Conditions For Delay/Cancellation
1.     Cancellation of Spare Engines
Buyer recognizes that harm or damage will be sustained by GE if Buyer fails to accept delivery of the Spare Engines when duly tendered. Within [**] calendar days of any such cancellation or failure to accept delivery occurs, Buyer shall remit to GE a cancellation charge equal to [**] of the new Spare Engine base price, and a cancellation charge equal to [**] of the used Spare Engine base price in accordance with Attachment B hereto.
The Parties acknowledge such cancellation charge to be a reasonable estimate of the minimum harm or damage to GE in such circumstances.
GE shall retain any progress payments or other deposits made to GE for any such cancelled Engine or failure to accept delivery. Such progress payments will be applied to the cancellation charge for such Engine, Progress payments held by GE in respect of any such Engine which are in excess of such amounts will be promptly refunded to Buyer, provided Buyer is not then in arrears on other amounts owed to GE.
[**]
In addition, if GE is unable or unwilling to deliver good and marketable title to each of the Spare Engines in their then current unfinished state (as further described in the applicable bill of sale) on or before [**], at its option, Buyer may withhold payment for the Spare Engines until GE produces the required documentation.

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ATTACHMENT D

[**]

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ATTACHMENT E

FORM OF

CERTIFICATE OF ACCEPTANCE

Willis Lease Finance Corporation (“Buyer”) hereby delivers this Certificate of Acceptance pursuant to the Letter Agreement dated as of 31 March 2020, by and between General Electric Company (“Seller”) and Buyer (the “Engine Sales Agreement”), in connection with the sale by Seller to Buyer of the new General Electric model [**] aircraft engines bearing the manufacturer’s serial number (the “Engines”) Engines: [**]; and acknowledges and agrees as follows:

(a)	The Engines currently require [**]. Seller is obligated to complete [**], at no further cost to or consideration from Buyer no later than [**];

(b) Buyer has agreed to accept the Engines, including all technical records, and is satisfied the Engines conform with the delivery condition requirements as set forth in the Engine Sales Agreement, with the exception of the completion of [**] identified above; and

(c)
Upon completion of [**], Buyer shall furnish an Addendum to the Certificate of Acceptance acknowledging completion of [**]; provided, however, the existence of [**] or execution of any Addendum to this Certificate of Acceptance shall not effect Buyer’s acceptance of the Engines as of the date hereof.

Date:

Willis Lease Finance Corporation

By:

Name:

Title:

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LETTER AGREEMENT NO. 4

ATTACHMENT F

FORM OF

BILL OF SALE

Pursuant to the Letter Agreement, dated [DATE], by and between Willis Lease Finance Corporation and General Electric Company (“Seller”) (the “Engine Sales Agreement”), and for and in consideration of the purchase price, and other good and valuable consideration, the payment of which is described in the Engine Sales Agreement, Seller, the owner of full legal and beneficial title to:
Identification of the Engine
Engine Model            Engine Serial Number
[**]                xxx-xxx

has as of the 31st day of March, sold, granted, transferred and delivered all right, title, and interest in and to the above listed engine (the “Engine”) to Willis Lease Finance Corporation (“Buyer”), and to its successors and assigns, to have and to hold said Engine forever. The Engine currently requires [**]. Seller is obligated to complete [**], at no further cost to or consideration from Buyer no later than [**]. Upon completion of [**], Seller shall furnish an Addendum to the Bill of Sale acknowledging completion of [**]; provided, however, the existence of [**] or execution of the Addendum thereto shall not effect the good and marketable title to the Engine conveyed to Buyer on the date hereof.

Seller hereby warrants to Buyer that at the time of delivery of the Engine to Buyer, Seller was the lawful owner of the Engine with good title thereto; that the Engine is free from all claims, liens, encumbrances and rights of others; that Seller has good and lawful right to sell the Engine; that there is hereby conveyed to Buyer on the date hereof good and marketable title to the Engine free and clear of all liens, claims, charges and encumbrances and that Seller will warrant and defend such title against all claims and demands of all persons, whomsoever arising from any event or condition occurring prior to the delivery of the Engine by Seller to Buyer.

This Bill of Sale will be governed in accordance with the laws of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction.

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LETTER AGREEMENT NO. 4

The undersigned has caused this Bill of Sale to be signed by a duly authorized officer as of this ______day of [Month, Year].
GENERAL ELECTRIC COMPANY

By: ____________________________________

Printed Name: ___________________________

Title: __________________________________

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ATTACHMENT G

ADDENDUM TO

BILL OF SALE & CERTIFICATE OF ACCEPTANCE

Pursuant to (i) the Bill of Sale dated March 31 2020, by General Electric Company (“Seller”) (the “Bill of Sale”), Seller sold, granted, transferred and delivered all right, title, and interest in and to the [**] engine having engine serial number xxx-xxx (the “Engine”) to Willis Lease Finance Corporation (“Buyer”) on March 31 2020 ("Sale Date"), and (ii) the Certificate of Acceptance dated March 31 2020, delivered by Buyer, Seller and Buyer now wish to agree and acknowledge that the [**] have now been completed and acknowledged as such by the execution of this Addendum. Execution of this Addendum, however, shall not effect the transfer of good and marketable title to the Engine conveyed to Buyer on the Sale Date.

This Addendum will be governed in accordance with the laws of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction.

The undersigned has caused this Addendum to be signed by duly authorized officers as of this ___ day of [Month, Year].

GENERAL ELECTRIC COMPANY

By: ___________________________________

Printed Name:___________________________

Title: __________________________________

WILLIS LEASE FINANCE CORPORATION

By: ___________________________________

Printed Name:___________________________

Title: __________________________________

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